AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT, DEBENTURES
MODIFICATION AND WAIVER

     This AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT, DEBENTURES MODIFICATION AND WAIVER (this “Amendment”) is made effective as of June 30, 2009, by and among Santa Fe Gold Corporation, a Delaware corporation (the “Company”), and Sulane Holdings, Ltd., a British Virgin Islands company (the “Purchaser”).

RECITALS

1.

The Company and the Purchaser are parties to a Securities Purchase Agreement, dated as of December 21, 2007 (the “Agreement”), pursuant to which the Company issued and sold to the Purchaser Thirteen Million Five Hundred Thousand Dollars ($13,500,000) original principal amount of 7% Senior Secured Convertible Debentures (collectively, the “Debentures”), evidenced by a series of six (6) Debentures, dated as of the respective dates and in the respective original principal amounts as follows:

DATE OF DEBENTURE	ORIGINAL PRINCIPAL AMOUNT
December 15, 2007	$ 350,000
January 15, 2008	$1,500,000
April 15, 2008	$3,500,000
July 15, 2008	$3,500,000
October 15, 2008	$3,500,000
January 15, 2009	$1,150,000
Total	$13,500,000

The form of the debentures as set forth as Exhibit B to the Agreement.

2.	The Agreement was amended as set forth in Amendment No. 1, dated September 23, 2008.

3.	The Company and the Purchaser now wish to modify certain other terms of the Agreement and the Debentures, as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Amendments and Agreements.

1.	The Company and the Purchaser agree that Section 1.2 of Exhibit B to the Agreement and Section 1.2 of the Debentures shall be deleted and replaced in their entirety as follows:

     1.2 Payment in Shares. The Holder and Maker agree that (a) the Initial Accrued Interest on the Debentures due June 30, 2009 in the collective aggregate amount of $974,360 is hereby automatically converted into 974,360 shares of the Company’s common stock, and (b) aggregate accrued interest on the outstanding principal amounts of the Debentures for the quarters ending September 30, 2009 and December 31, 2009, shall be paid in shares of the Company’s common stock, to be valued at one dollar ($1.00) per share at the time of payment and issuance.

     On March 31, 2010, the Holder shall have the option to make a six-month election, by giving Maker written notice of its election thirty (30) days prior to March 31, 2010, to have the March 31, 2010 and June 30, 2010 Quarterly Interest Payments paid in shares of Common Stock. Commencing September 30, 2010, the Holder shall have the option to make an annual election, by giving Maker thirty (30) days’ prior written notice of its election, to have the following four (4) Quarterly Interest Payments paid in shares of Common Stock. Valuation of the Common Stock shall be based upon the Market Price (as defined below) of the Common Stock for the thirty (30) trading days immediately preceding the payment due date. As used herein, “Market Price” shall mean the arithmetic average of the volume weighted average trading price per share of Common Stock for such thirty (30) day period as reported by Bloomberg L.P., or any successor performing similar functions.

2.

The Company and the Purchaser agree that with respect to the Initial Accrued Interest due June 30, 2009, Maker shall not be deemed to be in default under Section 5.1 of the Debentures and that any Event of Default under Section 5.1, if any, is hereby affirmatively and retroactively waived.

3.	Except as modified by this Amendment, the Agreement and Debentures shall remain in full force and effect.

(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

SANTA FE GOLD CORPORATION

By:	/s/ W. Pierce Carson
W. Pierce Carson
President & CEO

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

SULANE HOLDINGS, LTD.

By:	/s/ Dr. Werner Keicher
Name: Dr. Werner Keicher
Title: Director

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